--------------------------------------------------------------------------------

                             EXHIBIT (a)(6)

--------------------------------------------------------------------------------

















--------------------------------------------------------------------------------
ICON Funds - Part C                                             Page 106 of 116

                                   ICON FUNDS
                    AMENDMENT NO. 5 TO MASTER TRUST AGREEMENT



AMENDMENT No. 5 to the Master Trust Agreement of ICON Funds, made at Eaglewood, Colorado on August 16, 2000, by the Trustees hereunder.


WITNESSETH

WHEREAS, Section 7.3 of the ICON Master Trust Agreement dated September 19, 1996 (the "Agreement"), of ICON Funds (the "Trust"), provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

WHEREAS, a majority of the Trustees of the Trust desire to amend the Agreement to change the names of existing series of the Trust and to authorize elimination of two series that have not been opened - the ICON Capital Goods Fund and the ICON Consumer Staples Fund; and

WHEREAS, a majority of the Trustees of the Trust on August 16, 2000, have duly adopted the amendment to the Agreement shown below and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts;

NOW, THEREFORE, the undersigned Trustees pursuant to the authorization described above, hereby amend Section 4.2 of the Master Trust Agreement, as heretofore in effect, to read as follows:

         SECTION 4.2  ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS.



--------------------------------------------------------------------------------
ICON Funds - Part C                                             Page 107 of 116

                                        Without limiting the Trustees' authority to establish further sub-trusts pursuant to Section 4.1, the Trustees hereby establish the following sub-trusts:

    ICON Materials Fund                 ICON Asia Region Fund
    ICON Consumer Discretionary Fund    ICON South Pacific Region Fund
    ICON Energy Fund                    ICON North Europe Region Fund
    ICON Financials Fund                ICON South Europe Region Fund
    ICON Healthcare Fund                ICON Western Hemisphere Fund
    ICON Information Technology Fund    ICON Short-Term Fixed Income Fund
    ICON Industrials Fund               ICON Leisure and Consumer Staples Fund
                                        ICON Telecommunications & Utilities Fund

ICON Fund with two classes of shares, Class C and Class I, subject to different distribution and service fees as follows: 100% and 0.25%, respectively.

WITNESS WHEREOF, our hands this 16th day of August, 2000.



/s/________________________                          /s/________________________
Glen F. Bergert, Trustee                             James W. Hire, Trustee



/s/________________________                          /s/________________________
Craig T. Callahan, Trustee                           R. Michael Sentel, Trustee




STATE OF COLORADO )
                  )       ss:
COUNTY OF ARAPAHOE        )

Before me, a Notary Public in and for said county and state, personally appeared the above named list names, who acknowledged that they did sign the foregoing instrument in the capacity indicated and that the same is his free act and deed on this 16th day of August 2000.

My Commission Expires:           _____________________________


Signature of Notary Public:   /s/_____________________________





--------------------------------------------------------------------------------
ICON Funds - Part C                                             Page 108 of 116